UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMAGIN CORPORATION
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-1764501 (I.R.S. Employer Identification No.)

10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004
(Address of Principal Executive Offices and Zip Code)

2004 Non-Employee Stock Compensation Plan
(Full Title of Plan)

Gary W. Jones
Chief Executive Officer
eMagin Corporation
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004
Telephone: (425) 749-3600
(Name and address of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
(212) 930-9700
Fax (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	750,000 (1) Shares	$1.90 (2)	$1,425,000	$152.48
Total	750,000		$1,425,000	$152.48

1.	Includes shares of our common stock, $.001 par value per share to be issued our 2004 Non-Employee Stock Compensation Plan.

2.	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on The American Stock Exchange on November 20, 2006 of $1.90 per share.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with the requirements of Form S-8 in order to register shares issuable under the 2004 Non-Employee Stock Compensation Plan that were approved by shareholders at the Company's Annual Meeting of Shareholders held on October 20, 2006.

Part I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to one prospectus.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 1.            Plan Information.

eMagin Corporation ("We", "us", "our company" or "eMagin") will provide each participant (the "Recipient") with documents that contain information related to our 2004 Non-Employee Stock Compensation Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Gary W. Jones
Chief Executive Officer
eMagin Corporation
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004
Telephone: (425) 749-3600

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.              Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to the Registrant’s annual report on Form 10-K for the period ending December 31, 2005, as filed with the SEC on April 17, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending March 31, 2006, as filed with the SEC on May 15, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending September 30, 2006, as filed with the SEC on November 20, 2006, which is hereby incorporated by reference.

•
Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on January 27, 2006, February 1, 2006, March 28, 2006, May 15, 2006, June 21, 2006, July 25, 2006, August 11, 2006, August 14, 2006, August 18, 2006, August 31, 2006, October 13, 2006 and November 2, 2006, each which is hereby incorporated by reference.

•
Reference is made to the description of the Registrant's common stock as contained in Item 1 of its Registration Statement on Form 8-A, filed with the Commission on March 16, 2000, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

Item 4.              Description of Securities.

Not Applicable.

Item 5.              Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. Certain members or partners of Sichenzia Ross Friedman Ference LLP will receive shares of common stock under our 2004 Non-Employee Stock Compensation Plan.

Item 6.              Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.              Exemption from Registration Claimed.

Not applicable.

Item 8.              Exhibits.

EXHIBIT NUMBER	EXHIBIT

4.1	2004 Non-Employee Stock Compensation Plan (1)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

23.2	Consent of Eisner, LLP.

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(1) Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 21, 2006.

Item 9.              Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 21, 2006.

EMAGIN CORPORATION
By:	/s/ Gary W. Jones
Gary W. Jones, Chief Executive Officer, President (Principal Executive Officer)

By:	/s/ John Atherly
John Atherly, Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary W. Jones Gary W. Jones	Chief Executive Officer, President and Director (Principal Executive Officer)	November 21, 2006

/s/ John Atherly John Atherly	Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2006

/s/ Claude Charles Claude Charles	Director	November 21, 2006

Dr. Jacob E. Goldman	Director

/s/ Paul Cronson Paul Cronson	Director	November 21, 2006

/s/ Jill Wittels Dr. Jill Wittels	Director	November 21, 2006

Rear Adm. Thomas Paulsen	Chairman of the Board

Brig. Gen. (ret) Stephen Seay	Director
/s/ Irwin Engelman Irwin Engelman	Director	November 21, 2006

Dr. Radu Auf der Heyde	Director